UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2004 (December 15, 2004)

Psychiatric Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

(615) 312-5700
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
SIGNATURES

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     On December 15, 2004, Psychiatric Solutions, Inc. (the “Company”) issued a notice of partial redemption to the Trustee indicating that it was exercising its right to redeem $50 million of its outstanding 10 5/8% Senior Subordinated Notes due June 15, 2013 (the “Notes”) on January 14, 2005. The Company will also pay a redemption premium of $5.3 million to the Trustee on behalf of the holders of the redeemed Notes. The Notes were issued pursuant to an Indenture, dated as of June 30, 2003, between the Company, certain subsidiaries of the Company that are guarantors thereof, and Wachovia Bank, National Association, as Trustee. The aggregate principal amount of the Notes outstanding is $150 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
By:	/s/ Brent Turner
Brent Turner
Vice President, Treasurer and Investor Relations

Date: December 21, 2004